                               As filed with the Securities and Exchange Commission on February __, 2003

                                                                                                         Registration No. 333-______
=====================================================================================================================================

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549
                                                   ________________________________
                                                               FORM S-8
                                                        REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933
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                                                 TROPICAL SPORTSWEAR INT'L CORPORATION
                                          (Exact Name of Issuer as Specified in its Charter)
                  Florida                                                                                59-3424305
         (State or Other Jurisdiction of                                                              (I.R.S. Employer
         Incorporation or Organization)                                                             Identification Number)

                                                        4902 West Waters Avenue
                                                       Tampa, Florida 33634-1302
                                                            (813) 249-4900
                          (Address, including zip code, and telephone number of principal executive offices)

                                                 TROPICAL SPORTSWEAR INT'L CORPORATION
                                               2000 LONG-TERM INCENTIVE PLAN AS AMENDED
                                                       (Full Title of the Plan)

                                                          N. LARRY McPHERSON
                                    Executive Vice President, Chief Financial Officer and Treasurer
                                                 TROPICAL SPORTSWEAR INT'L CORPORATION
                                                        4902 West Waters Avenue
                                                       Tampa, Florida 33634-1302
                                                            (813) 249-4900

                 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                               Copy to:
                                                             SCOTT ORTWEIN
                                                           ALSTON & BIRD LLP
                                                          One Atlantic Center
                                                      1201 West Peachtree Street
                                                      Atlanta, Georgia 30309-3424
                                                            (404) 881-7000
                                                        _______________________

                                                    CALCULATION OF REGISTRATION FEE
=====================================================================================================================================

------------------------------------- ----------------------- ------------------------- -------------------------- ------------------
                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                    Maximum                Amount of
          to be Registered                be Registered            Offering Price               Aggregate           Registration Fee
                                                                   Per Share (1)             Offering Price               (1)
------------------------------------- ----------------------- ------------------------- -------------------------- ------------------
------------------------------------- ----------------------- ------------------------- -------------------------- ------------------

Common Stock, $.01 par value per share     1,600,000 (2)                $4.62                  $7,384,000                $679

------------------------------------- ----------------------- ------------------------- -------------------------- ------------------

(1)  Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of a share of the Registrant's Common Stock reported on the Nasdaq National Market on February 13, 2003.

(2)  Amount to be registered includes 1,600,000 shares which may be granted to participants under the Plan, plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

                                                                PART I
                                         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         (a)      The documents  constituting Part I of this  Registration  Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b)      Upon written or oral request,  Tropical  Sportswear Int'l  Corporation (the "Company") will provide,  without charge, the  documents  incorporated  by reference in Item 3 of Part II of this  Registration  Statement.  The documents  are  incorporated  by reference in the Section  10(a)  prospectus.  The Company will also  provide,  without  charge,  upon  written or oral  request,  other documents  requested to be delivered to employees  pursuant to Rule  428(b).  Requests for the above  mentioned  information  should be directed to N. Larry McPherson at the address on the cover of this Registration Statement.

                                                                PART II
                                            INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following  documents  filed by the  Company  (File No.  000-23161)  with the  Securities  and  Exchange  Commission  (the
"Commission")  pursuant to the Securities  Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated  herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

         (1)      The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2002.

         (2)      All other  reports filed by the Company  pursuant to Section  13(a) or 15(d) of the Exchange Act since  September 28,
2002.

         (3)      The description of the Company's Common Stock contained in the Company's  Registration  Statement filed under Section
12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         (4)      All other documents  subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange
Act prior to the filing of a post-effective  amendment to this Registration  Statement that indicates that all securities  offered have been sold or that deregisters all securities that remain unsold.

         Any statement  contained in a document  incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this  Registration  Statement to the extent that a statement  contained  herein or in any subsequently filed document which also is, or is deemed to be,  incorporated  herein by reference  modifies or supersedes such  statement.  Any such statement  so  modified  or  superseded  shall not be  deemed,  except as so  modified  or  superseded,  to  constitute  a part of this
Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Florida  Business  Corporation  Act (the  "Florida  Act")  permits a Florida  corporation  to indemnify a present or former director or officer of the  corporation  (and certain other persons  serving at the request of the  corporation in related  capacities)
for  liabilities,  including  legal  expenses,  arising by reason of service in such  capacity if such person  shall have acted in good faith and in a manner he  reasonably  believed to be in or not opposed to the best  interests of the  corporation,  and in any criminal proceeding if such person had no reasonable  cause to believe his conduct was unlawful.  However,  in the case of actions brought by or in the right of the corporation,  no indemnification  may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

        The Company's  Articles of Incorporation and Bylaws provide that the Company shall indemnify  directors and executive  officers to the  fullest  extent now or  hereafter  permitted  by the  Florida  Act. In  addition,  the  Company may enter into  Indemnification
Agreements  with its directors and executive  officers in which the Company may agree to indemnify  such persons to the fullest  extent now or hereafter permitted by the Florida Act.

        The  indemnification  provided by the Florida Act,  and the  Company's  Bylaws is not  exclusive of any other rights to which a director or officer may be  entitled.  The general  effect of the  foregoing  provisions  may be to reduce the  circumstances  which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

        The Company may obtain a liability  insurance  policy for its  directors and officers as permitted by the Florida Act which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1)      To file,  during any period in which  offers or sales are being made,  a  post-effective  amendment  to this
Registration Statement:

                           (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the  prospectus any facts or events arising after the effective date of this
         Registration  Statement  (or  the  most  recent  post-effective  amendment  thereof)  which,  individually  or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)    To  include  any  material  information  with  respect  to the  plan of  distribution  not previously  disclosed in this Registration  Statement or any material change to such information in this Registration
         Statement;

         provided,  however,  that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration  statement is on Form S-3 or Form S-8, and the information  required to be included in a  post-effective  amendment by those  paragraphs is contained in periodic reports  filed by the  Registrant  pursuant to Section 13 or Section  15(d) of the Exchange Act that are  incorporated  by reference in this Registration Statement.

                  (2)      That,  for  the  purpose  of  determining  any  liability  under  the  Securities  Act of  1933,  each  such post-effective  amendment shall be deemed to be a new registration  statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To remove from  registration by means of a  post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      The undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the  Registrant's  annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable,  each  filing of an  employee  benefit  plan's  annual  report  pursuant  to  Section  15(d) of the  Exchange  Act) that is incorporated  by  reference  in this  Registration  Statement  shall be  deemed  to be a new  registration  statement  relating  to the securities  offered  therein,  and the offering of such  securities  at that time shall be deemed to be the initial bona fide  offering thereof.

         (c)      Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors, officers and  controlling  persons of the  Registrant  pursuant to the foregoing  provisions,  or otherwise,  the  Registrant  has been advised that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities  (other than the payment by the  Registrant  of  expenses  incurred  or paid by a  director,  officer or  controlling  person of the  Registrant  in the successful  defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being  registered,  the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended,  the Company certifies that it has reasonable  grounds to believe that it meets all of the  requirements for filing on Form S-8 and has duly caused this  Registration  Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February 19, 2003.

                                            TROPICAL SPORTSWEAR INT'L CORPORATION

                                            By:      /s/ N. Larry McPherson
                                                     N. Larry McPherson
                                                     Executive Vice President,
                                                     Chief Financial Officer and Treasurer

                                                           Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below  constitutes and appoints  Christopher B. Munday and N. Larry McPherson and each of them (with full power in each to act alone),  as his true and lawful  attorneys-in-fact  and agents, with full power of substitution and  resubstitution,  for him and in his name, place and stead, in any and all capacities,  to sign any and all amendments  (including  post-effective  amendments) to this  Registration  Statement,  and to file the same,  with all exhibits
thereto  and  other  documents  in  connection   therewith,   with  the  Securities  and  Exchange   Commission,   granting  unto  such
attorneys-in-fact  and agents,  and each of them, full power and authority to do and perform each and every act and thing requisite and necessary  to be done in and about the  premises,  as fully to all  intents  and  purposes  as he might or could do in  person,  hereby ratifying and  confirming all that said  attorneys-in-fact  and agents,  or either of them, or their or his substitute or  substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the  requirements of the Securities Act of 1933, as amended,  this  Registration  Statement has been signed by the following persons in the capacities and on the date indicated.

                                                     SIGNATURES BEGIN ON FOLLOWING PAGE

                    Signature                                     Capacity                               Date

                                                     Chief Executive Officer, and Director        February 19, 2003
     /s/ Christopher B. Munday                       (Principal Executive Officer)
     Christopher B. Munday

                                                     Executive Vice President, Chief              February 19, 2003
                                                     Financial Officer and Treasurer
     /s/ N. Larry McPherson                          (Principal Financial and Accounting
     N. Larry McPherson                              Officer)

     /s/ Michael Kagan                               Director and Chairman of the Board           February 19, 2003
     Michael Kagan

     /s/ Benito F. Bucay                             Director                                     February 19, 2003
     Benito F. Bucay

     /s/ Leslie J. Gillock                           Director                                     February 19, 2003
     Leslie J. Gillock

     /s/ Martin W. Pitts                             Director                                     February 19, 2003
     Martin W. Pitts

     /s/ Charles J. Smith                            Director                                     February 19, 2003
     Charles J. Smith

     /s/ Eloy S. Vallina-Garza                       Director                                     February 19, 2003
     Eloy S. Vallina-Garza

     /s/ Eloy S. Vallina-Laguera                     Director                                     February 19, 2003
     Eloy S. Vallina-Laguera

                                                                                                        Registration No. 333-________

                                                  SECURITIES AND EXCHANGE COMMISSION

                                                        WASHINGTON, D.C. 20549

                                                          EXHIBITS FILED WITH

                                                        REGISTRATION STATEMENT

                                                              ON FORM S-8

                                                                 UNDER

                                                      THE SECURITIES ACT OF 1933

                                                 Tropical Sportswear Int'l Corporation
                                                        4902 West Waters Avenue
                                                       Tampa, Florida 33634-1302
                                                            (813) 249-4900

                                                             EXHIBIT INDEX
                                                                  TO
                                                  REGISTRATION STATEMENT ON FORM S-8

       Exhibit Number                                           Description

              5                Opinion of Alston & Bird LLP as to the legality of the securities to be issued (filed herewith)

            23.1               Consent of Alston & Bird LLP (contained in its opinion filed herewith as
                               Exhibit 5 and incorporated herein by reference)

            23.2               Consent of Ernst & Young LLP (filed herewith)

            24.1               Power of Attorney (contained in Part II)

            99.1               Tropical Sportswear Int'l Corporation 2000 Long-Term Incentive Plan as
                               Amended January 28, 2003 (filed herewith)